Exhibit 10.1

FOURTH AMENDMENT

THIS FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of the 18th day of June, 2004 by and among each of the persons listed on the signature pages hereof as banks (the “Banks”), Crosstex Energy Services, L.P., a Delaware limited partnership (the “Borrower”), and Union Bank of California, N.A., as administrative agent (the “Administrative Agent”).

BACKGROUND

A.            The Banks, the Administrative Agent and the Borrower are parties to that certain Second Amended and Restated Credit Agreement dated as of November 26, 2002, as amended by the First Amendment dated as of June 3, 2003, the Second Amendment dated as of October 30, 2003 and the Third Amendment dated as of April 1, 2004 (said Agreement, as so amended, herein called the “Credit Agreement”).  Terms defined in the Credit Agreement and not otherwise defined herein have the same respective meanings when used herein.

B.            The Borrower intends to amend the Note Agreement in order to issue up to an additional $75,000,000 in principal amount of its Senior Secured Notes in one or more additional series.

C.            The Borrower has requested, and the Majority Banks have agreed, to (1) consent to the issuance of Debt under the Note Agreement in an aggregate principal amount not to exceed $125,000,000, and (2) make certain other amendments to the Credit Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Borrower and the Majority Banks (which are all of the Banks required under the Credit Agreement to make the amendments and give the consents contemplated hereunder) hereto covenant and agree as follows:

Section 1.               Amendments.

(a)           Section 6.02 of the Credit Agreement is hereby amended as follows:

(i)            Section 6.02(j) of the Credit Agreement is hereby amended in its entirety as follows:

(j)            Debt under the Note Agreement in an aggregate principal amount not to exceed $125,000,000;

(ii)           Section 6.02(k) of the Credit Agreement is hereby amended in its entirety as follows:

(k)           unsecured Debt of the Borrower, a Finance Entity and/or any Guarantor, and/or any unsecured guaranty by the Borrower or any Guarantor of Debt of the MLP or any other Affiliate of the Borrower; provided that (i) the Borrower is in compliance with Section 6.14 immediately after giving effect to the incurrence of any such Debt (and in the case of any guaranty of Debt of the MLP or any other Affiliate of the Borrower, the aggregate amount of such Debt so guaranteed shall be “Funded Debt” of the Borrower for purposes of calculating the Leverage Ratio), (ii) such Debt does not impose any financial or other “maintenance” covenants on the Borrower or any of the Subsidiaries that are more onerous than the covenants set forth in this Agreement, (iii) such Debt shall not require any scheduled payment on account of principal (whether by redemption, purchase, retirement, defeasance, set-off or otherwise) prior to the Revolver A Termination Date or the Revolver B Termination Date and (iv) such Debt shall contain terms and conditions that are customary for such transactions;

(b)           Section 6.15 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

Section 6.15.          [Intentionally omitted].

(c)           A new Section 6.19 of the Credit Agreement is hereby added as follows:

Section 6.19.          Other Debt.  The Borrower may not make any optional or scheduled payments or prepayments on account of principal (whether by redemption, purchase, retirement, defeasance, set-off or otherwise) in respect of any unsecured Debt incurred pursuant to Section 6.02(k) prior to the Revolver A Termination Date and the Revolver B Termination Date, other than principal payments not exceeding $3,000,000 in the aggregate over the term of this Agreement.  The Borrower shall not amend, supplement or otherwise modify the terms of any Debt incurred under Section 6.02(k) if such amendment, supplement or other modification would not be permitted by the terms of Section 6.02(k) without the prior written consent of the Majority Banks, which consent will not be unreasonably withheld.

Section 2.               Consent and Waiver.  The Majority Banks hereby consent to the Letter Amendment No. 2 to the Note Agreement to permit the issuance of up to an additional $75,000,000 in principal amount of Senior Secured Notes in one or more additional series.  This consent is limited to the extent described herein and shall not be construed to be a consent to or a waiver of any other actions prohibited by the Credit Agreement or any other Credit Document.

Section 3.               Conditions Precedent.  This Amendment shall become effective as of the date first set forth above when:

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(a)           the Borrower shall have paid to the Administrative Agent for the account of each Bank a non-refundable amendment fee of $150,000.00 and all costs and expenses which have been invoiced as of June 15, 2004 and are payable pursuant to Section 9.04 of the Credit Agreement;

(b)           the Administrative Agent shall have received all of the following, each dated the date hereof, in form and substance satisfactory to the Administrative Agent and in the number of originals requested by the Administrative Agent:

(i)            this Amendment, duly executed by the Borrower, the Majority Banks and the Administrative Agent;

(ii)           one or more consents to this Amendment, duly executed by each Guarantor that has previously executed a Guaranty;

(iii)          a certificate from a Responsible Officer stating that (A) all representations and warranties of the Borrower set forth in the Credit Agreement, each of the other Credit Documents to which it is a party and this Amendment as of such date are true and correct in all material respects, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on such earlier date; (B) no Default has occurred and is continuing; and (C) the conditions in this Section 3 have been met;  and

(iv)          an executed copy of the Letter Amendment No. 2 to Note Agreement, certified by a Responsible Officer as being a true and correct copy of such document, in form and substance acceptable to the Administrative Agent.

Section 4.               Representations and Warranties.  The Borrower represents and warrants to the Banks and the Administrative Agent as set forth below:

(a)           The execution, delivery and performance by the Borrower of this Amendment are within the Borrower’s legal powers, have been duly authorized by all necessary partnership action and do not (i) contravene the Borrower Partnership Agreement, (ii) contravene any Governmental Rule or contractual restriction binding on or affecting the Borrower or (iii) result in or require the creation or imposition of any Lien (other than any created by the Credit Documents) upon or with respect to any of the properties of the Borrower.

(b)           No Governmental Action is required for the due execution, delivery or performance by the Borrower of this Amendment.

(c)           This Amendment constitutes legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally or by general principles of equity.

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(d)           The execution, delivery and performance of this Amendment do not adversely affect any Lien of the Security Documents.

(e)           The quarterly and annual financial statements most recently delivered to the Banks pursuant to Sections 5.01(c) and (d) of the Credit Agreement fairly present the Consolidated financial condition of the Borrower and its Subsidiaries as of the respective dates thereof and the Consolidated results of the operations of the Borrower and its Subsidiaries for the respective fiscal periods ended on such dates, all in accordance with GAAP applied on a consistent basis (subject to normal year-end audit adjustments and the absence of footnotes in the case of the quarterly financial statements).  Since December 31, 2003 there has been no material and adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any of its Subsidiaries.  The Borrower and its Subsidiaries have no material contingent liabilities except as disclosed in such financial statements or the notes thereto.

(f)            There is no pending or, to the knowledge of the Borrower, threatened action or proceeding affecting the Borrower or any Subsidiary before any Governmental Person, referee or arbitrator that could reasonably be expected to have a Material Adverse Effect.

(g)           No event has occurred and is continuing, or would result from the effectiveness of this Amendment, that constitutes a Default.

(h)           No event or events has occurred which, individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect.

Section 5.               Reference to and Effect on the Credit Agreement.

(a)           On and after the effective date of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement, and each reference in the other Credit Documents to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b)           Except as specifically amended above, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.  Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all obligations stated to be secured thereby under the Credit Documents.

(c)           Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Bank under any of the Credit Documents or constitute a waiver of any provision of any of the Credit Documents.

Section 6.               Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each which when so executed and

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delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of an originally executed counterpart of this Amendment.

Section 7.               Governing Law; Binding Effect.  This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, and shall be binding upon the Borrower, the Administrative Agent, each Bank and their respective successors and assigns.

Section 8.               Costs and Expenses.  The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder.

[Remainder of this page blank; signature page follows]

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Executed as of the 18th day of June, 2004.

CROSSTEX ENERGY SERVICES, L.P.

By:	CROSSTEX OPERATING GP, LLC,
General Partner

	By:	/s/ William W. Davis
William W. Davis
Executive Vice President and Chief
Financial Officer

UNION BANK OF CALIFORNIA, N.A.,
as Lead Arranger, Administrative Agent and Bank

By:	/s/ John Clark
John Clark
Vice President

By:	/s/ Ali Ahmed
Name:	Ali Ahmed
Title:	Vice President

THE ROYAL BANK OF CANADA,
as Co-Arranger, Syndication Agent and Bank

By:	/s/ Lorne Carter
Name:	Lorne Carter
Title:	Authorized Signatory

FLEET NATIONAL BANK,
as Documentation Agent and Bank

By:	/s/ Allison I. Rossi
Name:	Allison I. Rossi
Title:	Director

U.S. BANK NATIONAL ASSOCIATION,
as Bank

By:	/s/ Matthew J. Purchase
Name:	Matthew J. Purchase
Title:	Vice President

BANK OF AMERICA, N.A.,
as Bank

By:	/s/ Steven A. Mackenzie
Name:	Steven A. Mackenzie
Title:	Senior Vice President

BNP PARIBAS,
as Bank

By:	/s/ Larry Robinson
Name:	Larry Robinson
Title:	Director

By:	/s/ Mark Cox
Name:	Mark Cox
Title:	Director

GENERAL ELECTRIC CAPITAL CORPORATION,
as Bank

By:
Name:
Title:

GUARANTY BANK,
as Bank

By:	/s/ Jim R. Hamilton
Name:	Jim R. Hamilton
Title:	Senior Vice President